                                                                    Exhibit 3.75

                            ARTICLES OF INCORPORATION
                                       OF
                   THE EMERGENCY ASSOCIATES FOR MEDICINE, INC.

         I, the undersigned hereby make, subscribe, acknowledge and file with the Secretary of State of the State of Florida these Articles of Incorporation for the purpose of forming a corporation for profit in accordance with the laws of the State of Florida.

                                    ARTICLE I

                                      Name

         The name of this corporation shall be:

                   The Emergency Associates for Medicine, Inc.

                                   ARTICLE II

                            Existence of Corporation

         This corporation shall begin existence on January 1, 1986, and shall have perpetual existence.

                                   ARTICLE III

                                    Purposes

         The corporation may engage in the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Florida.

                                   ARTICLE IV

                                  Capital Stock

         (a) The total number of shares of capital stock authorized to be issued by the corporation shall be 1,000,000 shares of Class A common capital voting stock having a par value of $1.00 per share and 1,000,000 shares of Class B common capital non-voting stock having a par value of $1.00 per share. Each of the shares of Class A common capital voting stock shall entitle the holder thereof to one (1) vote at any meeting of the stockholders. All or any part of the capital stock may be paid for in cash, in property, or in labor or services actually performed for the corporation and valued at a fair valuation to be fixed by the Board of Directors at a meeting called for such purpose. All stock when issued shall be paid for and shall be nonassessable.

         (b) In the election of directors of this corporation there shall be no cumulative voting of the stock entitled to vote at such election.

                                    ARTICLE V

                     Registered Office and Registered Agent

         The street address of the corporation's initial registered office is 501 East Kennedy Boulevard, Suite 1700, Tampa, Florida 33602, and the name of the corporation's initial registered agent at such address is Thomas J. Ellwanger. The corporation may change its registered office or its registered agent or both by filing with the Department of State of the State of Florida a statement complying with Section 607.037, Florida Statutes.

                                   ARTICLE VI

                           Initial Board of Directors

         The number of directors constituting the initial Board of Directors shall be two (2), and the name and address of each person who is to serve as a member thereof is as follows:

              Name                                      Address

         James V. Hillman                      4 Columbia Drive, Suite 115
                                               Harbourside Medical Tower
                                               Tampa, Florida 33679

         J. Paul Michlin                       4 Columbia Drive, Suite 115
                                               Harbourside Medical Tower
                                               Tampa, Florida 33679

                                   ARTICLE VII

                                  Incorporators

         The name and address of the incorporator of this corporation is as follows:

              Name                                      Address

         Thomas J. Ellwanger                   501 East Kennedy Boulevard
                                               Suite 1700
                                               Tampa, Florida 33679

                                  ARTICLE VIII

                     Amendment of Articles of Incorporation

         The corporation reserves the right to amend, alter, change or appeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are subject to this reservation.

         IN WITNESS WHEREOF, I, the undersigned, have executed these Articles for the uses and purposes therein stated.

                                            /s/ Thomas J. Ellwanger
                                            ---------------------------------
                                            Thomas J. Ellwanger

STATE OF FLORIDA
COUNTY OF HILLSBOROUGH

         BEFORE ME, the undersigned authority, on this 30TH day of December, 1991, personally appeared THOMAS J. ELLWANGER, to me well known to be the person described in and who signed the foregoing Articles of Incorporation, and acknowledged to me that he executed the same freely and voluntarily for the uses and purposes therein expressed.

         WITNESS my hand and official seal the date aforesaid.

                                             /s/
                                            ---------------------------------
                                            Notary Public

                                            My Commission Expires:

                                            ---------------------------------

                   THE EMERGENCY ASSOCIATES FOR MEDICINE, INC.

                               ARTICLES OF MERGER

         Pursuant to the provisions of Section 607.1104 of the Florida Business Corporation Act (the "FBCA"), THE EMERGENCY ASSOCIATES FOR MEDICINE, INC., a Florida Corporation ("the Surviving Corporation"), MEDICAL TOXICOLOGY CONSULTANTS, INC., a Florida corporation ("Med Tox"), GOODMAN, HILLMAN, MICHLIN & FAGAN, INC., a Florida corporation ("Goodman"), MEDICAL PROFESSIONAL BILLING, INC., a Florida corporation ("Billing"), TEAM TGH, INC., a Florida corporation ("TEAM-TGH"), and COMBI MOBILE, INC. ("Combi"), (Med Tox, Goodman, Billing, TEAM-TGH and Combi are referred to collectively is the "Merged Corporations") (the "Merged Corporations and the Surviving Corporation are referred to collectively as the "Constituent Corporations"), each hereby adopt the following Certificate of Merger for the purposes of merging the Merged Corporations with and into the Surviving Corporation, effective as of the date of filing of this Certificate with the Secretary of State, State of Florida.

         1. Name of Constituent Corporations. The names of the undersigned corporations and the states under the laws of which they are respectively organized are:

                  Merged Corporations:                                 State of Incorporation
                  --------------------                                 ----------------------
         Medical Toxicology Consultants, Inc a Florida                          Florida
         corporation

         Goodman, Hillman, Michlin & Fagan, Inc., a                             Florida
         Florida corporation

         Medical Professional Billing, Inc., a Florida corporation              Florida

         TEAM-TGH, Inc. a Florida corporation                                   Florida

         Combi Mobile, Inc., a Florida corporation                              Florida;

                  Surviving Corporation:

         The Emergency Associates for Medicine, a Florida                       Florida
         corporation

         2. Plan of Merger. The Surviving Corporation holds 80% or more of the shares of each of the Merged Corporations. Pursuant to Section 607.1104 of the FBCA, the Board of Directors of the Surviving Corporation on July 30, 1996, adopted a Plan of Merger, a copy of which is attached hereto as Exhibit A.

         3. Shareholder Approval. Since more than 80% of the issued and outstanding shares of each of the Merged Corporations are held by the Surviving Corporations, and no amendments to the Articles of Incorporation of the Surviving Corporation are being made, shareholder approval is not required. Compliance with the requirements of Section 607.1104(3) of the FBCA have been waived by the Shareholders of each of the Merged Corporations.

                  Executed this 30 day of July, 1996.

                                        THE EMERGENCY ASSOCIATES FOR
                                        MEDICINE, INC.

                                        /s/ James Hillman
                                        ------------------------
                                        By:  James Hillman
                                             ------------------------------
                                        Its: President
                                             ------------------------------

                                    EXHIBIT A
                                     MERGER
                                       OF
                      MEDICAL TOXICOLOGY CONSULTANTS, INC.
                     GOODMAN, HILLMAN, MICHLIN & FAGAN, INC.
                       MEDICAL PROFESSIONAL BILLING, INC.
                                 TEAM TGH, INC.
                               COMBI MOBILE, INC.
                                  with and into
                   THE EMERGENCY ASSOCIATES FOR MEDICINE, INC.

                                 PLAN OF MERGER

         1. Definitions. For the purposes hereof, the following terms shall be defined as follows:

         (a) "Constituent Corporations" - Medical Toxicology Consultants, Inc., Goodman, Hillman, Michlin & Fagan, Inc., Medical Professional Billing, Inc., TEAM-TGH, Inc., Combi Mobile, Inc, and The Emergency Associates for Medicine, Inc.

         (b) "Merged Corporations" - Medical Toxicology Consultants, Inc., Goodman, Hillman, Michlin & Fagan, Inc., Medical Professional Billing, Inc., TEAM-TGH, Inc., Combi Mobile, Inc.

         (c) "Surviving Corporation" - upon the effective date of the merger, THE EMERGENCY ASSOCIATES FOR MEDICINE, INC., a Florida corporation.

         2. Organizational Documents of Surviving Corporation. The Articles of Incorporation and the Bylaws of The Emergency Associates of Medicine, Inc., upon the effective date of the merger, shall become the Articles of Incorporation and the Bylaws of the Surviving Corporation, until altered, amended, or repealed.

         3. Capital Stock of Merged Corporations. All of the issued and outstanding shares of Capital Stock of the Merged Corporations are held as follows,

TEAM TGH, INC. ("TEAM TGH")

                           Shareholder                           No of Shares

The Emergency Associates for Medicine, Inc.                      1,000

MEDICAL PROFESSIONAL BILLING, INC. ("Billing")

                           Shareholder                           No of Shares

The Emergency Associates for Medicine, Inc.                      1,000

GOODMAN, HILLMAN, MICHLIN & FAGAN, INC.,
("Goodman")

                           Shareholder                           No of Shares

The Emergency Associates for Medicine, Inc.                      60.75
Philip J. Fagan, Jr., M.D.                                       14.25

MEDICAL TOXICOLOGY CONSULTANTS, INC. ("Med Tox")

                           Shareholder                           No of Shares

The Emergency Associates for Medicine, Inc.                      2,132
Gregory G. Gaar, M.D.                                            500

COMBI MOBILE, INC. ("Combi")

                           Shareholder                           No of Shares

The Emergency Associates for Medicine. Inc.                      81
Natalia N. Cruz                                                  19

From and after the date of the Merger, the issued and outstanding shares of the Merged Corporations shall be converted as follows:

Corporation                                                   Conversion
Goodman, Hillman, Michlin & Fagan, Inc.                       All of the issued and outstanding shares held
                                                              by the Surviving Corporation, shall be
                                                              canceled. The 14.25 shares held by Philip J.
                                                              Fagan, Jr., M.D., shall be converted into 21-
                                                              2/3 shares of stock of the Surviving
                                                              Corporation.

TEAM TGH, Inc.                                                All of the issued and outstanding shares,
                                                              being held by the Surviving Corporation,
                                                              shall be canceled.

Medical Preferred Billing, Inc.                               All of the issued and outstanding shares,
                                                              being held by Surviving Corporation, shall
                                                              be cancelled.

Medical Toxicology Consultants, Inc.                          All of the issued and outstanding shares held
                                                              by the Surviving Corporation shall be
                                                              canceled. The 500 share held by Gregory G.
                                                              Gaar shall be converted into 266 - 2/3
                                                              Shares of stock of the Surviving
                                                              Corporation.

Combi Mobile, Inc.                                            All of the issued and outstanding Shares
                                                              held by the Surviving Corporation shall be
                                                              canceled.  The 19 shares held by Natalia N.
                                                              Cruz shall be converted into 266 - 2/3
                                                              Shares of the Surviving Corporation.

         4. Directors and Officers. The Board of Directors of the Surviving Corporation after the consummation of the transactions described herein shall consist of the persons who are the members of the Board of Directors of the Surviving Corporation at the time the merger becomes effective, and such person shall serve until their respective successors are duty elected and qualified. The persons who are officers of the Surviving Corporation after the consummation of the transaction described herein shall consist of the persons who are the officers of the Surviving Corporation at the time the merger becomes effective, and such persons shall serve until their respective successors are duly elected and qualified.

         5. Effect of Merger. Upon the effective date of the merger, the separate existence of the Merged Corporation shall cease, and the Merged Corporation shall be merged in accordance with the provisions of this Plan of Merger into the Surviving Corporation, which shall survive such merger and shall continue in existence and shall, without other transfer, succeed to and possess all of the rights, privileges, immunities, powers and purposes of each of the Constituent

Corporations consistent with the Articles of Incorporation of the Surviving Corporation, and all property, real personal and mixed, causes of action, and every other use of each of the Constituent Corporations shall vest in the Surviving Corporation without further act or deed; the Surviving Corporation shall assume and be liable for all of the liabilities, obligations and penalties of each of the Constituent Corporations. No liability or obligation against either of the Constituent Corporations due or to become due, claim or demand for any cause, existing against either of the Constituent Corporations, or any member, director, or officer thereof, shall be released or impaired by such merger. No action or proceeding, civil or criminal, then pending by or against either of the Constituent Corporations, or any member, director, or officer thereof, shall abate or be discontinued by such merger but may be enforced, prosecuted, settled, or compromised as if such merger had not occurred, or the Surviving Corporation may be substituted in such action in place of either of the Constituent Corporations.

         6. Dissenter's Rights. Shareholders of the Merged Corporations who, except for the applicability of Section 607.1104 of the FBCA, would be entitled to vote and who dissent from the merger pursuant to Section 607.1320 may be entitled, if they comply with the provisions of the FBCA regarding the rights of dissenting shareholders, to be paid the fair value of their shares.

         7. Further Assurances. To the extent permitted by law, from time to time, as and when requested by the Surviving Corporation or by its successors and assigns, the Merged Corporations shall execute and deliver or cause to be executed and delivered all such deeds and instruments, and to take or cause to be taken, such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to, and possession of, and property of the Merged Corporations acquired or to be acquired by reason of or as a result of the merger herein provided for; and the proper officers and directors of the Merged Corporations and the proper officers and directors of the Surviving Corporation are fully authorized, in the name of the Surviving Corporation or otherwise, to take any and all such action.

                  DOMESTIC CORPORATION AND FOREIGN CORPORATION
                               ARTICLES OF MERGER

         The undersigned corporations, pursuant to Section 607.1107 of the Florida Business Corporation Act (the "FBCA") hereby execute the following Articles of Merger:

         1. Parties of Merger. The names of the corporations proposing to merge and the names of the states or countries under the laws of which such corporations are organized are as follows:

         Name of Corporation                                  State/County of Incorporation
         TEAM MERGER CORPORATION                                         Delaware

         The Emergency Associates for Medicine                           Florida

         2. Compliance with Delaware Law. The laws of the State of Delaware under which TEAM Merger Corporation is organized permit the merger herein contemplated and TEAM Merger Corporation is complying with those laws in effecting the merger.

         3. Compliance with Florida Law. The Emergency Associates for Medicine, Inc., as the surviving corporation, compliances with the applicable provisions of FBCA Sections 607.1101 - 607. 1104, and with FBCA Section 607.1105.

         4. Plan of Merger. The terms and conditions of the proposed merger and the manner and basis for converting the shares are set forth in the Plan and Agreement of Merger. Attached hereto as Exhibit A is a Plan of Merger, which implements the terms of a Plan and Agreement of Merger adopted by the merged corporation and the surviving corporation.

         5. Board of Directors Approval. The Plan and Agreement of Merger, dated as of July 31, 1996, by and among MedPartners/Mullikin, Inc., TEAM Merger Corporation, and The Emergency Associates For Medicine, Inc. (the "Plan of Merger"), has been approved and adopted, by the respective Boards of Directors of, MedPartners/Mullikin, Inc., on July 25, 1996, and TEAM Merger Corporation and The Emergency Associates For Medicine, Inc. on July 31, 1996, and certified, executed and acknowledged by the duly authorized officers of MedPartners/Mullikin, Inc., TEAM Merger Corporation, and The Emergency Associates For Medicine, Inc.

         6. Shareholder Approval. The Agreement and Plan of Merger was approved and adopted by the stockholders of The Emergency Associates For Medicine, Inc. on the 31st day of July, 1996, and such approval and adoption was certified by the Secretary of The Emergency Associates For Medicine, Inc. The Plan of Merger was approved and adopted by the sole stockholder of Team Merger Corporation on the 25th day of July, 1996, and such approval and adoption was certified by the Secretary of TEAM Merger Corporation.

         7. Effective Date. The effective date of the merger herein contemplated shall be the date on which these Articles of Merger are filed with the Secretary of State, State of Florida.

         Signed as of this 31st day of July, 1996.

                                 The Emergency Associate For Medicine, Inc.

                             /s/ Harold O. Knight, Jr.
                             ------------------------------
                             By  Harold O. Knight, Jr.
                                 ------------------------------------------
                             Its Vice President
                                 ------------------------------------------

                             By /s/
                                 ------------------------------------------
                             Its Secretary
                                 ------------------------------------------

                                 TEAM Merger Corporation

                             /s/ Harold O. Knight, Jr.
                             -------------------------------
                             By  Harold O. Knight, Jr.
                                 ------------------------------------------
                             Its Vice President
                                 ------------------------------------------

                             By  /s/
                                 ------------------------------------------
                             Its Secretary
                                 ------------------------------------------

                                 ACKNOWLEDGMENT

STATE OF ALABAMA
COUNTY OF JEFFERSON

         The foregoing instrument was acknowledged before me this 31st day of July, 1996 by Harold O. Knight, Jr., of TEAM Merger Corporation, a Delaware corporation, on behalf of the corporation. He/She is personally known to me or has produced _____________________________ , as identification.

         GIVEN under my hand and seal, this 31st day of July, 1996.

[NOTARIAL SEAL]

                                 /s/ Donna Gayle
                                 ------------------------------------------
                                 Notary Public

                                 My Commission Expires   February 15, 1997
                                                      ---------------------

                                    * * * * *

                                 ACKNOWLEDGMENT

STATE OF ALABAMA
COUNTY OF JEFFERSON

         The foregoing instrument was acknowledged before me this 31st day of July, 1996 by Tracy P. Thrasher, of The Emergency Associates for Medicine, Inc., a Florida corporation, on behalf of the corporation. He/She is personally known to me or has produced_____________________________ , as identification.

         GIVEN under my hand and seal, this 31st day of July, 1996.

[NOTARIAL SEAL]

                                  /s/ Donna Gayle
                                 ------------------------------------------
                                 Notary Public

                                 My Commission Expires   February 15, 1997
                                                      ---------------------

                                    * * * * *

                                    EXHIBIT A
                                     MERGER
                                       OF
                             TEAM MERGER CORPORATION
                                  with and into
                   THE EMERGENCY ASSOCIATES FOR MEDICINE, INC.

                                 PLAN OF MERGER

         1. Definitions. For the purposes hereof, the following terms shall be defined as follow:

         (a) "Constituent Corporations" - TEAM Merger Corporation, a Delaware corporation and The Emergency Associates for Medicine, Inc., a Florida corporation.

         (b) "Merged Corporations" - TEAM Merger Corporation, a Delaware corporation.

         (c) "Surviving Corporation" - upon the effective date of the merger, THE EMERGENCY ASSOCIATES FOR MEDICINE, INC., a Florida corporation.

         2. Organizational Documents of Surviving Corporation. The Articles of Incorporation and the Bylaws of The Emergency Associates of Medicine, Inc., upon the effective date of the merger, shall become the Articles of Incorporation and the Bylaws of the Surviving Corporation, until altered, amended, or repealed.

         3. Effect of Merger on Shares of Constituent Corporations.

                  (a) Shares of Surviving Corporation. From and after the date of the Merger, each issued and outstanding share of common stock of The Emergency Associates for Medicine, Inc. shall be converted into 82.0434283 shares of common stock of MedPartners/Mullikin, Inc., a Delaware corporation, which is the sole shareholder of the Merged Corporation.

                  (b) Shares of Merged Corporation. From and after the date of the Merger, the issued and outstanding shares of the Merged Corporation shall be converted into an equal number of shares of the Surviving Corporation.

         4. Effect of Merger. Upon the effective date of the merger, the separate existence of the Merged Corporation shall cease, and the Merged Corporation shall be merged in accordance with the provisions of this Plan of Merger into the Surviving Corporation, which shall survive such merger and shall continue in existence and shall, without other transfer, succeed to and possess all of the rights, privileges, immunities, powers and purposes of each of the Constituent Corporations consistent with the Articles of Incorporation of the Surviving Corporation, and all property, real personal and mixed, causes of action, and every other asset of each of the Constituent Corporations shall vest in the Surviving Corporation without further act or deed; the Surviving Corporation shall assume and be liable for all of the liabilities, obligations and penalties of each of the Constituent Corporations. No liability or obligation against either of the

Constituent Corporations due or to become due, claim of demand for any cause existing against either of the Constituent Corporations, or any member, director, or officer thereof, shall be released or impaired by such merger. No action or proceeding, civil or criminal, then pending by or against either of the Constituent Corporations, or any member, director, or officer thereof, shall abate or be discontinued by such merger but may be enforced, prosecuted, settled, or compromised as if such merger had not occurred, or the Surviving Corporation may be substituted in such action in place of either of the Constituent Corporations.

         5. Dissenter's Rights. Shareholders of the Merged Corporation who, except for the applicability of Section 607.1104 of the FBCA, would be entitled to vote and who dissent from the merger pursuant to Section 601.1320 may be entitled, if they comply with the provisions of the FSCA regarding the rights of dissenting shareholders, to be paid the fair value of their shares.

         6. Further Assurances. To the extent permitted by law, from time to time, as and when requested by the Surviving Corporation or by its successors and assigns, the Merged Corporation shall execute and deliver or cause to be executed and delivered all such deeds and instruments, and to take or cause to be taken, such further or other actions as the surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to, and possession of, and property of the Merged Corporation acquired or to be acquired by reason of or as a result of the merger herein provided for; and the proper officers and directors of the Merged Corporation and the proper officers and directors of the Surviving Corporation are fully authorized, in the name of the Surviving Corporation or otherwise, to take any and all such action.

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                   THE EMERGENCY ASSOCIATES FOR MEDICINE, INC.

         The Emergency Associates For Medicine, Inc., a corporation organized and existing under the laws of the State of Florida hereby certifies as follows:

         That the present name of the Corporation is The Emergency Associates For Medicine, Inc. (the "Corporation"), the date of filing its original Articles of Incorporation with the Secretary of State was December 31, 1987, effective January 1, 1988.

         That the Amended and Restated Articles of Incorporation were duly adopted by the Board of Directors and the Sole Shareholder in accordance with Sections 607.1003, 607.1006 and 607.1007 of the Florida 1989 Business Corporation Act.

         That the original Articles of Incorporation are hereby amended by being deleted in their entirety and restated as follows:

         FIRST: The name of the Corporation is The Emergency Associates For Medicine, Inc.

         SECOND: The address of the principal office of the Corporation is 3000 Galleria Tower, Suite 1000, Birmingham, Alabama 35244.

         THIRD: The Corporation shall have perpetual duration.

         FOURTH: The address of the Corporation's registered office in the State of Florida is 1201 Hays Street, Tallahassee, Florida 32301. The name of its registered agent at such address is Corporation Service Company.

         FIFTH: The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Florida 1989 Business Corporation Act.

         SIXTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares, consisting of 1,000 shares of Common Stock, par value $1.00 per share.

         SEVENTH: The Board of Directors shall have the power to make, alter or repeal the Bylaws of the Corporation at any meeting at which a quorum is present by the affirmative vote of a majority of the whole Board of Directors. Election of Directors need not be by written ballot. The names and mailing addresses of the Board of Directors, to serve until their successors are elected and qualified pursuant to the Florida 1989 Business Corporation Act and the By-laws adopted by this Corporation, are as follows:

                  Larry R. House              3000 Galleria Tower, Suite 1000
                                              Birmingham, Alabama 35244

                  Harold O. Knight, Jr.       3000 Galleria Tower, Suite 1000
                                              Birmingham, Alabama 35244

                  Tracy P. Thrasher           3000 Galleria Tower, Suite 1000
                                              Birmingham, Alabama 35244

         EIGHTH: A Director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that this Article EIGHTH shall not eliminate or limit the liability of a Director, except to the extent permitted by applicable law, (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 607.0834 of the Florida 1989 Business Corporation Act as the same now exists or may hereafter be amended, or (iv) for any transaction from which the Director derived an improper personal benefit. No amendment to, or repeal of, this Article EIGHTH shall apply to, or have any effect on, the liability or alleged liability of any Director for, or with respect to, any acts or omissions of such director occurring prior to such amendment or repeal.

         IN WITNESS WHEREOF, The Emergency Associates For Medicine, Inc. has caused the Articles of Incorporation to be signed by Harold O. Knight, Jr., its Vice President, and by Tracy P. Thrasher, its Secretary, this 31st day of August, 1996.
                                             /s/ Harold O. Knight
                                             -----------------------------
                                             Harold O. Knight, Jr.,
                                             Vice President

                                             /s/ Tracy P. Thrasher
                                             -----------------------------
                                             Tracy P. Thrasher,
                                             Secretary